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                                                                   Exhibit 10.14

                        MEDICAL DEFENSE SERVICES CORP.

                        EXECUTIVE COMPENSATION PLAN II



     This Executive Compensation Plan is established this 15th day of December, 1997, by Medical Defense Services Corp.

                                  WITNESSETH:

     WHEREAS, Medical Defense Services Corp. desires to make executive compensation benefits available to certain of its employees to compensate them for their loyalty to Medical Defense Services Corp. and it desires to establish this Plan to implement and carry out said compensation benefits.

     NOW, THEREFORE, in consideration of the premises, Medical Defense Services Corp. agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.01 "Plan" means the executive compensation plan established by the Employer designated as the Medical Defense Services Corp. Executive Compensation Plan II.

1.02  "Employer" means Medical Defense Services Corp.

1.03  "Employee" means any employee of the Employer.

1.04 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

1.05 "Beneficiary" is a person designated by a Participant who is or may become entitled to Benefits under the Plan. A Beneficiary who becomes entitled to Benefits under the Plan remains a Beneficiary under the Plan until the Employer has fully distributed Benefits to him. A Beneficiary's right to (and the Employer's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive Benefits under the Plan.

1.06 "Nonforfeitable" means a Participant's or Beneficiary's unconditional claim, legally


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      enforceable against the Plan, to a Participant's Benefit under the Plan.

1.07 "Plan Year" means the fiscal year of the Plan, a 12 consecutive month period ending every December 31.

1.08  "Effective Date" of the Plan shall be January 1, 1998.

1.09  "Accounting Date" is the last day of the Plan Year.

1.10 "Trust" means each separate trust maintained by each Participant under the Plan.

1.11 "Trustee" means the trustee of each separate Trust, which shall be Commerce Bank, N.A.

1.12  "Code" means the Internal Revenue Code of 1986, as amended.

1.13  A related group is a controlled group of corporations (as defined in Code
      (S)414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code (S)414(c)) or an affiliated service group (as defined in Code (S)414(m) or in Code (S)414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of the definition of Employee, for purposes of Section 1.15 of this Plan and for any other purpose required by a Plan provision.

1.14 "Benefits" mean the executive compensation benefits, if any, which are available to each Participant under this Plan in each Plan Year.

1.15 "Change in Control" means control of the Employer is transferred, there is a transfer of any kind of more than twenty-five percent (25%) of the assets or liabilities of the Employer, Medical Defense Associates, a stock Missouri insurance company is downsized for any reason (determined by either the decrease in number of insureds measured in any twelve (12) month period of more than twenty-five percent (25%) from the initial measuring date of January 1, 1998, or the decrease in number of insureds in existence as of January 1, 1998, measured by report form "Count of Insureds Per Class/Limits", by more than fifty percent (50%) during the term of this Plan) or a majority of the members of any Employer's Board of Directors are replaced during any twenty-five (25) month period beginning after January 1, 1998, by directors whose appointment or election is not endorsed by a majority of the members of such Employer's Board of Directors prior to the date of said appointment or election.


                                  ARTICLE II
                            EMPLOYEE PARTICIPATION


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2.01  Each Employee designated by the Employer by resolutions of its Board of
      Directors shall immediately become a Participant in the Plan.

2.02 A Participant shall cease being a Participant in the Plan on the date that he terminates employment with the Employer.


                                  ARTICLE III
                        EXECUTIVE COMPENSATION BENEFITS

3.01 For the Plan Years ending December 31, 1998 1999, 2000, 2001 and 2002, the Employer shall make Benefits available to each Participant who has satisfied the accrual of benefit requirements in Section 3.05.

3.02 The Employer by resolutions of its Board of Directors shall determine the amount of Benefits to be made available for each Participant.

3.03 The Employer shall notify each Participant of his Benefit available for each Plan Year on or before the next following January 10.

3.04  The Employer will not make any forfeiture allocation under this Plan.

3.05 A Participant shall not be entitled to receive any Benefit for a Plan Year unless he is employed by the Employer on the Accounting Date of the Plan Year.

3.06 The Employer shall provide for accelerated Benefits to be available for Participants who are employed by the Employer on the day before the effective date of a Change in Control. The Employer shall notify such Participant of the proposed acceleration of Benefits at least 20 days before the effective date of the Change in Control, if date is known.


                                  ARTICLE IV
                             PARTICIPANT ELECTION

4.01 A Participant who is entitled to receive Benefits for a Plan Year may elect for each Plan Year to receive all or any portion of the Benefit in cash or to defer all or any portion of the receipt of such Benefit by directing the Employer to pay all or any portion of such Benefit in cash directly to the Trustee of the Trust maintained between the Participant and the Trustee pursuant to the terms of this Plan. The Participant shall make this election for each Plan Year by notifying the Employer, on forms prescribed by the Employer, of such election on or before the next following January 20. The payment of the Benefit either to the Participant or to the Trustee shall be made as soon as administratively possible after Participant's election.

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4.02  A Participant who is entitled to receive Benefits due to acceleration because of a Change in Control shall not be entitled to any election to receive cash or to defer such receipt. The Employer will pay such Benefit (due to acceleration because of a Change in Control) in cash directly to the Participant on the day before such Change in Control.

4.03 The Employer, regardless if the Benefits are paid to the Participant or to the Trustee, shall withhold from the Benefit any taxes required by law to be withheld.


                                   ARTICLE V
                       VOLUNTARY/ROLLOVER CONTRIBUTIONS

5.01 The Plan does not permit any voluntary contributions other than as provided in Article IV.

5.02 A Participant, with the Employer's and the Trustee's written consent, may contribute as a "Rollover Contribution" to the Participant's Trust all or any portion of the cash or property received by the Participant from the Participant's Executive Compensation Trust dated October 15, 1993 with Commerce Bank, N.A., as trustee. This Rollover Contribution shall become a portion of the Participant's Benefit.

                                  ARTICLE VI
                              PARTICIPANT VESTING

6.01 A Participant's Benefit which becomes payable is 100% Nonforfeitable at all times.

                                  ARTICLE VII
                              PARTICIPANT'S TRUST

7.01 A Participant's right to Benefits held by the Participant's Trust shall be paid to the Participant or Beneficiary upon the terms and conditions as set forth in the Participant's Trust.

7.02 The Participant's Trust shall be in the form attached hereto, marked as Exhibit A and incorporated herein by this reference.

7.03 The Employer will not be a party to Participant's Trust and will have no right or interest in the Participant's Trust.

7.04 The Employer must supply current information to the Trustee as to the name, date of employment, and date of termination of each Participant, together with any other information which the Trustee deems necessary for the administration of the Trusts.

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7.05  The Employer assumes no obligations or responsibility to any of the
      Participants for any act of, or failure to act, on the part of the Trustee.

7.06 The Employer shall pay all fees and expenses of each Trust in accordance with the Trustee's regular published fee and expense schedule.

                                 ARTICLE VIII
                     PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01 Any Participant may from time to time designate, in writing, any person or persons, to whom the Employer will pay his Benefit payable in the event of his death. The Employer will provide the form for the written designation of Beneficiary.

8.02 If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him, then the Employer will pay the Benefit payable to the Participant's estate.

8.03 Neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any Benefit payable under the Plan. Furthermore, a Benefit payable under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

                                  ARTICLE IX
                                 MISCELLANEOUS

9.01  Any person entitled to notice under the Plan may waive the notice.

9.02 The Plan is binding upon all persons entitled to Benefits under the Plan, their respective heirs and legal representatives and upon the Employer, its successors and assigns.

9.03 Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural.

9.04 Missouri law will determine all questions arising with respect to the provisions of this Plan.

9.05 Nothing contained in this Plan, or with respect to the establishment of the Trusts, or any modification or amendments to the Plan, or the payment of any Benefit gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, or any legal or equitable right against the Employer or its agents or Employee of the Employer, except as expressly provided by the Plan.

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9.06  The Employer has the right at any time and from time to time to amend this
      Plan in any manner or to terminate this Plan.

      IN WITNESS WHEREOF, the Employer has executed this Plan the day and year first above written.



                                        MEDICAL DEFENSE SERVICES CORP.



(SEAL)
                                        By:      /s/ Ronald G. Benson
                                            --------------------------------
                                                     Ronald G. Benson
                                                     Chief Executive Officer

ATTEST:


     /s/ Samuel J. Pippin
----------------------------------------
         Samuel J. Pippin
         Assistant Treasurer

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                                                                       Exhibit A

                    EXECUTIVE COMPENSATION TRUST AGREEMENT

     THIS TRUST AGREEMENT, made this _____ day of ____________________________,
________, by and between _____________________________________________________
("Participant") and Commerce Bank, N.A. ("Trustee");

                                  WITNESSETH:

     WHEREAS, Participant is an employee of Medical Defense Services Corp. (the "Employer");

     WHEREAS, the Employer has adopted the Medical Defense Services Corp. Executive Compensation Plan II (the "Plan") for the benefit of certain employees, one of which is Participant;

     WHEREAS, the Plan provides for rollover contributions and for discretionary compensation benefits to be made available to Participant and further allows Participant an election to receive the benefit in cash or to direct Employer to pay such benefit directly to Trustee;

     WHEREAS, it is the intention of the parties to establish a trust (hereinafter called the "Trust") in order to implement the terms and conditions of the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   SECTION 1
                               PURPOSE OF TRUST

     (a)  The Trust hereby established shall be irrevocable.

     (b) The Trust is intended to be a grantor trust, of which Participant is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal

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Revenue Code of 1986, as amended, and shall be construed accordingly.

     (c) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Employer and shall be used exclusively for the uses and purposes as set forth herein.

                                   SECTION 2
                            CONTRIBUTIONS TO TRUST

     (a) The Employer shall, at the direction of Participant and pursuant to the terms of the Plan, make contributions to the Trust.

     (b)  The Plan also allows Participant Rollover Contributions to the Trust.

     (c)  The Trustee must consent prior to a contribution of property.

                                   SECTION 3
                               PAYMENTS BY TRUST

     (a) The Trustee will make distributions from this Trust in accordance with this Section 3. A distribution date under this Section 3, unless otherwise specified within the Plan, is March 1 or as soon as administratively practicable following a distribution date.

     (b)  Separation From Service.

          (1) If Participant terminates employment from the Employer for any reason other than death, and on or before December 31, 2002, Trustee shall distribute all of the assets of the Trust in lump sum to Participant on the distribution date of the first calendar year beginning after Participant's termination of employment from the Employer and thereafter this Trust shall terminate.

          (2) If Participant has not terminated employment from the Employer on or before December 31, 2002, Trustee shall distribute all of the assets of the Trust in lump sum to Participant on the distribution date of the first calendar year beginning after December 31, 2002, and thereafter this Trust shall terminate.

     (c) Death of Participant. Upon the death of Participant while this Trust is still in

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existence, Trustee shall immediately distribute all of the assets of the Trust in lump sum to Participant's Beneficiary and thereafter this Trust shall terminate.

     (d) Notwithstanding anything contained herein to the contrary, Participant shall have the right without the consent of any other person to withdraw on a calendar year basis the net income of the trust in an amount not to exceed Participant's tax liability attributable to such net income. Trustee may rely on Participant's written certification of such tax liability. Trustee shall distribute such amount to Participant on or before the April 15 immediately following such calendar year.

                                   SECTION 4
                                 BENEFICIARIES

     (a) Participant may from time to time designate, in writing, any person or persons to whom Trustee will pay the assets of the Trust payable in the event of his death. Trustee will prescribe the form for the written designation of Beneficiary.

     (b) If Participant fails to name a Beneficiary in accordance with Section 4(a), or if the Beneficiary named by Participant predeceases him, Trustee will pay the assets of the Trust to Participant's estate.

                                   SECTION 5
                             INVESTMENT AUTHORITY

     (a) All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participant, except as specified in Section 5(c) of this Trust.

     (b) With respect to the Trust, Trustee shall have the following powers and rights, in addition to those vested in it elsewhere in this Trust Agreement or by law:

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          (1)  To invest the Trust in such bonds, notes, debentures, mortgages, equipment, trust certificates, investment trust certificates, preferred or common stock, insurance and annuity contracts, common or collective trust funds (including common or collective trust funds of Trustee), mutual funds, or in such other property, real or personal, as Trustee may deem advisable;

          (2) To retain, manage, improve, repair, operate and control all property, real or personal, at any time comprising part of the Trust;

          (3) To manage, sell, contract to sell, grant options to purchase, convey, exchange, partition, lease for any term (even though such term commences in the future or may extend beyond the duration of the Trust), and otherwise dispose of the assets of the Trust from time to time in such a manner, for such consideration, and upon such terms and conditions as Trustee in its discretion shall determine;

          (4) To vote any corporate stock either in person or by proxy for any purpose; to exercise or sell any stock subscription or conversion right; to participate in voting trusts; to consent to, take any action in connection with, and receive and retain any securities resulting from any merger, consolidation, reorganization, readjustment of the financial structure, liquidation, sale, lease, or other disposition of the assets of any corporation or other organization the securities of which may constitute a portion of the Trust;

          (5) To keep any property in the name of a nominee with or without disclosure of any fiduciary relationship;

          (6) To take any action with respect to conserving or realizing upon the value of any property in the Trust; to collect, pay, contest, compromise, or abandon demands of or against the Trust; and

          (7) To perform any and all acts in its judgement necessary or desirable for the proper and advantageous administration and distribution of the Trust.

     (c) A Participant has the right to direct Trustee with respect to the investment or reinvestment of the assets in the Trust only if the Trustee consents in writing to permit such direction. If Trustee consents to Participant direction of investment, Trustee will accept direction from the Participant on a written election form containing such conditions, limitations or other provisions which Trustee deems appropriate. Trustee and the Employer shall establish written procedures relating to Participant direction of investment under this Section 5(c). Trustee is not liable for any loss resulting from a Participant's direction of the investment of any part of the assets in this Trust.

                                   SECTION 6
                             DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, except as otherwise provided in Section 3(d) of this Trust.

                                   SECTION 7
                             ACCOUNTING BY TRUSTEE

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Participant and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver or mail to Participant a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be.

                                   SECTION 8
                           RESPONSIBILITY OF TRUSTEE

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Participant which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Participant. In the event of a dispute between Participant and Trustee, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

     (c) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                   SECTION 9
                     COMPENSATION AND EXPENSES OF TRUSTEE

     The Employer shall pay all administrative expenses and Trustee's fees (in accordance with Trustee's published schedule of fees in effect from time to time) and expenses, including reimbursement of Trustee's expenses incurred in the performance of Trustee's services hereunder.

                                  SECTION 10
                        RESIGNATION/REMOVAL OF TRUSTEE

     (a) Trustee may resign at any time by written notice to Participant, which shall be effective 30 days after receipt of such notice unless Participant and Trustee agree otherwise.

     (b) Trustee may be removed by Participant on 30 days notice or upon shorter notice accepted by Trustee.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Participant extends the time limit.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.



                                   SECTION 11

                            APPOINTMENT OF SUCCESSOR



     (a) If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Participant may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Participant or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.



                                   SECTION 12

                                   AMENDMENT


     This Trust Agreement may not be amended.



                                   SECTION 13

                                 MISCELLANEOUS


     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
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     (b)  The assets of the Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Missouri.

                                  SECTION 14
                                EFFECTIVE DATE

     The effective date of this Trust Agreement shall be ______________, 19____.

                                   SECTION 15
                             COMBINATION OF TRUSTS

     Trustee, at Trustee's discretion, may combine, for collective investment purposes, into one trust fund this Trust and any other trust created pursuant to the Plan. However, Trustee must maintain separate records of account for the assets of each trust.

     IN WITNESS WHEREOF, Participant and Trustee have caused this Trust Agreement to be executed this _____ day of ___________________________________,
19____.

                                        "PARTICIPANT"



                                        ---------------------------------------


                                        "TRUSTEE"

                                        COMMERCE BANK, N.A.


                                        By:
                                           ------------------------------------